Exhibit 10.6

Premises Lease Contract

Lessor: Shanghai Chenxiang Xiangqun Industrial Co., Ltd. (“Party A”)

Lessee: Shanghai TKE Zhenbiao Container Freight Transport Limited (“Party B”)

In view of Party B’s rental of Party A’s premises and plants for vehicle inspection and related matters, in accordance with the relevant provisions of China’s Contract Law, this Premises Lease Contract (“this Contract”) is made entered into through amicable negotiation by and between Party A and Party B on the principle of honesty and mutual benefit for mutual abidance, in order to clarify the rights and obligations of both parties.

I. Overview of Leased Subject Matter

Party A shall rent to Party B a total of 26 mu of land located on the west side of Wufang, south side of Baolin Factory, north side of Wufang River, and east side of Tiefeng Road. This includes 2,800 square meters of plants and 230 square meters of office space, for the purposes of Party B’s vehicle inspections and repairs, office.

II. Contract Period and Purpose

1. The contract period shall be two (2) years, from January 1, 2022 to December 31, 2023.

2. The premises and plants leased by Party B shall be used for vehicle inspection and quick vehicle repairs only. Party B shall not change such purpose during the contract period. Otherwise, Party B will be deemed to have breached this Contract, and Party A shall be entitled to unilaterally rescind this Contract and hold Party B liable for breach in accordance with the law.

III. Payment of Rent and Deposit

1. The total rent of Party A’s land leased by Party B from January 1, 2022, to December 31, 2022 shall be RMB 2,400,000, and the total rent from January 1, 2023, to December 31, 2023 shall be shall be RMB 2,450,000. Rent payment shall be made in advance and on a quarterly basis.

2. Party B shall pay a deposit of RMB 500,000 to Party A on the day of signing this Contract. The deposit shall not be used to offset rent or other expenses during the performance of this Contract. Upon the expiry, termination or rescission of this Contract, Party B shall settle all outstanding rent, utility bills, communication fees and other related expenses in a timely manner, and Party A shall then refund the deposit to Party B without interest. If not, Party A may deduct from the deposit and hold Party B liable for breach in accordance with the law.

IV. Rights and Obligations of Party A

1. Party A shall deliver the leased land and premises to Party B in their current condition on the day of signing this Contract, and both parties shall complete written handover procedures on the spot. (Written handover procedures shall be attached to this Contract as an annex.)

2. Party A will provide Party B with only general domestic water and electricity. Utility bills shall be paid to Party A in a timely manner based on Party A’s monthly readings, at the same rate as charged to other entities.

3. Party A shall provide necessary assistance for Party B’s entry and business operation.

V. Rights and Obligations of Party B

1. Party B shall be responsible for the routine maintenance and repairs of the premises at its own expenses during the lease period.

2. Party B shall pay rent to Party A in full and on time during the lease period. In case of overdue payment, a late fee of one percent (1%) of the rent due shall be charged for each day of delay. If the payment is overdue for more than fifteen (15) days and Party B still refuses to pay after written notice from Party A, Party A shall be entitled to unilaterally rescind this Contract and hold Party B liable for breach in accordance with the law.

3. Party B shall not sublease or transfer the leased subject matter without written consent from Party A during the lease period. If sublease or transfer is approved in writing by Party A, Party B shall provide the original sublease or transfer contract to Party A for the record.

4. Party B shall operate independently and bear its own profits and losses during the lease period. Any debts, liabilities or labor relations arising from the operation shall not be related to Party A.

5. Party B shall not store hazardous materials on the leased land or premises, engage in illegal activities, or illegally construct buildings during the lease period ..

6. Party B shall be responsible for fire safety and work safety during the lease period. In the event of a major accident resulting in personal injury or property damage, Party B shall be solely liable for compensation, and Party A shall not be held liable.

VI. Liability for Breach

1. Both parties shall strictly perform this Contract once signed. If either party violates the provisions of this Contract without authorization, it shall be considered a breach of contract, and the breaching party shall pay a penalty to the non-defaulting party and any actual economic losses incurred as a result.

2. The penalty for breach shall be RMB 2,000,000.

VII. Termination

1. If either party is unable to perform this Contract due to force majeure factors stipulated by national laws during the performance of this Contract, this Contract shall be terminated, and neither party shall be held liable for breach.

2. If the land is requisitioned by the state or government during the performance of this Contract, this Contract shall be terminated, and neither party shall be held liable for breach. However, Party A must provide written notice to Party B three (3) months in advance; otherwise, Party A will be deemed to have breached this Contract.

VIII. This Contract Will Be Rescinded, and Party A Recovers the Leased Land, Premises and Other Items after Any of the Following Breaches Occurs

1. Unauthorized subleasing or transferring by Party B without written consent from Party A;

2. Unauthorized dismantling or alteration of Party A’s original building structure without written consent from Party A and damage to other items by Party B;

3. Unauthorized change of the lease purpose by Party B without written consent from Party A;

4. Storage of hazardous materials or engagement in illegal activities by Party B on the leased land or premises;

5. Illegal construction of buildings by Party B during the lease period; or

6. Party B’s failure to pay rent, utility bills, communication fees, and all other expenses overdue, and refusal to pay within the time limit after written notice from Party A.

IX. Dispute Resolution

In the event of a dispute arising during the performance of this Contract, both parties shall resolve it through negotiation. In case the negotiation fails, either party may file a lawsuit with the people’s court where the leased subject matter is located.

X. Special Provisions

1. If either of the two situations specified in Article VII hereof occurs during the performance of this Contract, the compensation for the land shall belong to Party A and the compensation for the premises rented by Party A shall also belong to Party A. Since the previous five-year contract period has expired, any legal buildings or structures that Party B has invested in and constructed in accordance with the law shall also belong to Party A. If Party B, with the written consent of Party A, dismantles the premises rented by Party A and reconstructs them during the lease period, the property rights and demolition compensation for the equivalent area of the dismantled premises shall belong to Party A.

2. Since the previous five-year contract period has expired, the property rights of the basic infrastructure and electrical facilities that Party B has lawfully applied to construct shall be transferred to Party A without compensation.

3. If Party B intends to renew the lease, Party B shall inform Party A in writing at least six (6) months before the contract period expires. Party B shall have the priority to renew the lease under the same conditions. When renewing the lease, Party B shall continue to use the basic infrastructure and electrical facilities lawfully applied for and constructed by Party B without compensation.

4. Party B must register and settle within the jurisdiction of Yangxing Town during the contract period.

XI. Miscellaneous

1. From the date of signing this Contract, Party B must arrange for six (6) employees from Party A and they shall enjoy salary and welfare benefits (pension and housing provident fund paid by Party A) in accordance with the Labor Law.

2. For any matters not covered herein, both parties shall sign a supplementary contract through negotiation, which shall bear the same legal effect as this Contract.

3. This Contract shall take effect upon both parties affixing their signatures and seals thereto.

4. This Contract shall be made in quintuplicate (5), with each party holding two (2) copies respectively, and one (1) copy being filed with the town government.

Special additional terms: This Contract shall be valid for a period of two (2) years. Due to the fact that the area is within the controlled planning, if Party A receives a notice from higher authorities requiring it to surrender the land, Party A shall notify Party B promptly in writing, and Party B must unconditionally move out within three (3) months after receiving Party A’s notice.

Party A: Shanghai Chenxiang Xiangqun Industrial Co., Ltd. (Seal)

Legal Person: (Signature)

Seal: Shanghai Chenxiang Xiangqun Industrial Co., Ltd.

Party B: Shanghai TKE Zhenbiao Container Freight Transport Limited (Seal)

Legal Person: (Signature)

Seal: Shanghai TKE Zhenbiao Container Freight Transport Limited

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